                                          Contact: Mary Magnani
                                                   Director, Investor Relations
                                                   MAJESCO ENTERTAINMENT COMPANY
                                                   (732) 225-8910

           MAJESCO ENTERTAINMENT COMPANY ANNOUNCES FOURTH QUARTER AND
                           YEAR-END FINANCIAL RESULTS

       COMPANY ALSO ANNOUNCES REVISED STRATEGY AND CORPORATE RESTRUCTURING

EDISON, N.J, January 18, 2006 -- Majesco Entertainment Company (NASDAQ: COOL),
today announced unaudited results for its fourth quarter and year ended October
31, 2005. In addition, the Company announced a revised strategy and corporate restructuring.

The Company reported net revenue of $4.6 million for the 2005 fourth fiscal quarter compared to $45.3 million reported for the same period in 2004 and $59.7 million for the 2005 fiscal year as compared to $121.0 million in fiscal 2004.
Operating loss was $34.4 million for the 2005 quarter versus an operating income of $5.6 million for the same period one year ago. For the year, the Company reported an operating loss of $70.2 million versus an operating income of $12.1 million in fiscal 2004. Net loss for the 2005 quarter was $34.2 million, or
$1.54 loss per share based on 22,242,118 million shares outstanding, compared to net income of $16.2 million, or $0.74 per share based on 18,321,150 million shares outstanding, for the same period last year. Net loss for the year was
$70.9 million, or $3.48 per share based on 20,686,863 million shares outstanding, compared to a net loss of $11.2 million, or $1.84 per share based on 8,385,657 million shares outstanding last year.

Due to general weakness in the sector experienced both in our fourth quarter and the subsequent holiday selling season, especially in our premium titles, coupled with the rising costs of developing and marketing Next Generation games, the
Company revised its product strategy, and decided to sell-off its rights to development or to cancel many of its premium console titles still in development. In addition, the Company evaluated its game line-up for 2006 and beyond to determine the capitalized costs that were not fully recoverable.
Accordingly, included in the operating loss are provisions for impairment of capitalized software costs and prepaid license fees of $20.2 million for the
2005 fourth quarter and $26.3 million for the year, relating to the sale, cancellation, or anticipated non-recoverable costs of such games. Also included in the

operating loss for the quarter are provisions for slow moving inventory and additional price protection and other allowances of $5.0 million.

Jesse Sutton, President of Majesco Entertainment commented, "This has been a challenging year for Majesco. We entered the premium console market with high expectation for success, but as a result of a variety of factors we were not able to meet our expectations. Recently, we evaluated our product portfolio and have sold or cancelled most of our premium console titles that were scheduled for release in 2006 and beyond. The increased operating loss we reported today is largely a result of the non-cash charges that we recognized in the fourth quarter relating to these events."

REVISED STRATEGY AND CORPORATE RESTRUCTURING
--------------------------------------------

Due to challenging market conditions, rising development and marketing costs for current and Next Generation console titles, and the disappointing results for the titles the Company published in the last year, Majesco is repositioning itself and shifting its product strategy away from the premium console game market. Going forward, Majesco will focus primarily on publishing value and handheld video games.

Said Jesse Sutton, "Publishing value priced software and games for handheld systems has historically been one of our strengths. We believe that this strategy is more prudent for Majesco at this time and offers us the most opportunity for success as it requires a relatively low investment in development and marketing."

To appropriately align its resources with its revised strategy and financial expectations the Company completed a recent restructuring, principally a 20%
reduction in headcount. The full effect of the cost reductions is expected to be realized in the second quarter ending April 30, 2006. In addition, the Company's sale of two titles, subsequent to the close of fiscal 2005, raised $8.0 million and together with the cancellation of titles, reduced its 2006 required cash outlay by roughly $30.0 million.

2006 OUTLOOK
------------

While management is not providing specific guidance at this time, it believes that net revenues can approximate the level of net revenues reported for fiscal
2005 with a significant reduction in its operating loss.

Sutton concluded, "We have been in business for almost twenty years and have endured many cycles in this business. With a leaner organization, significantly reduced expenses and a new strategy of focusing on lower-investment, value and handheld products, we believe we have a plan that will enable us to enable us to operate our core business and give us greater flexibility to be opportunistic with regard to new products and technologies."

CONFERENCE CALL
---------------

To listen to the call, please dial 866-362-5158, approximately five minutes prior to the start of the call. International participants can access the call by dialing 617-597-5397. For those who cannot listen to the live conference call, a replay will be available until midnight on January 20, 2006. The access number for the replay is 888-286-8010 for U.S. participants and 617-801-6888 for international participants. The conference identification code is 43013816.

Additionally, the call will be web cast and can be accessed at Majesco's website at www.majescoentertainment.com.

Safe Harbor
Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of
the Securities Act of 1933, as amended, and Section 21E of the Securities
Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "may," "will," "intend," "should," "expect," "anticipate,"
"estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements due to a variety of factors.
These factors include but are not limited to, the demand for our products;
timely development and release of our products; the ability to secure licenses to valuable entertainment properties on favorable terms; continued consumer acceptance of the gaming platforms on which our products operate and our products; competitive factors in the businesses in which we compete; fulfillment of orders preliminarily made by customers; the ability to attract and retain key personnel; adverse changes in the securities markets; and the availability of and costs associated with sources of liquidity. The Company does not undertake, and specifically disclaims any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                  MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)

                                                                                            OCTOBER 31,
                                                                               ------------------------------------
                                                                                    2005                  2004
                                                                               --------------        --------------
                                                                                  Unaudited

ASSETS

Current assets:
  Cash and cash equivalents                                                           $2,407                 $4,170
  Due from factor                                                                          -                  9,491
  Income taxes receivable                                                                826                      -
  Inventory                                                                            8,058                 12,755
  Capitalized software development costs and prepaid license - current portion        17,278                 10,574
  Prepaid expenses                                                                       508                    831
                                                                               --------------        --------------
    TOTAL CURRENT ASSETS                                                              29,077                 37,821

Property and equipment - net                                                             862                    798
Capitalized software development costs and prepaid license fees                            -                  4,952
Other assets                                                                             142                    381
                                                                               --------------        --------------
    TOTAL ASSETS                                                                     $30,081                $43,952
                                                                               ==============        ==============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                                              $18,493                $19,985
  Due to factor                                                                        6,343                      -
  Inventory financing payables                                                             -                  6,750
  Advances from customers                                                                484                  2,171
                                                                               --------------        --------------
    TOTAL CURRENT LIABILITIES                                                         25,320                 28,906

Dividend payable in common stock                                                           -                  1,261

Stockholders' equity:
  Common stock - $.001 par value; 250,000,000 shares authorized;                          22                     15
    22,242,476 and 15,403,704 share issued and outstanding at October 31,
    2005 and 2004, respectively
Additional paid in capital                                                            92,158                 29,194
Accumulated deficit                                                                  (87,388)               (15,388)
Accumulated other comprehensive loss                                                     (31)                   (36)
                                                                               --------------        --------------
    TOTAL STOCKHOLDERS' EQUITY                                                         4,761                 13,785
                                                                               --------------        --------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $30,081                $43,952
                                                                               ==============        ==============

                  MAJESCO ENTERTAINMENT COMPANY AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                 THREE MONTHS ENDED                        YEAR ENDED
                                                                     OCTOBER 31,                           OCTOBER 31,
                                                         -----------------------------------   -------------------------------------
                                                              2005                2004               2005                 2004
                                                         -----------------------------------   -------------------------------------
                                                            Unaudited                              Unaudited

NET REVENUES                                                $     4,577         $    45,345        $    59,716        $   120,984

COST OF SALES
    Product Costs                                                 8,026              22,609             38,384             67,151
    Software development costs and license fees                   1,130               8,005             22,717             19,091
                                                         ---------------    ---------------      ---------------    ----------------
                                                                  9,156              30,614             61,101             86,242

GROSS (LOSS) PROFIT (1)                                          (4,579)             14,731             (1,385)            34,742

OPERATING COSTS AND EXPENSES
    Research and development                                        898               1,035              3,415              2,994
    Selling and marketing                                         6,566               5,672             24,160             13,664
    General and administrative                                    1,980               1,990              9,561              5,814
    Depreciation and amortization                                   128                 128                893                439
    Non-cash compensation                                            35                 342              1,376                342
    Write-off of accounts receivable                                  -                   -                322                577
    Loss (gain) on settlements                                       (2)                  -              1,437             (1,200)
    Loss on impairment of software development costs             20,166                   -             26,281                  -
    Severance                                                         -                   -              1,360                  -
                                                         -----------------------------------   -------------------------------------
                                                                 29,771               9,167             68,805             22,630
                                                         -----------------------------------   -------------------------------------

OPERATING (LOSS) INCOME                                         (34,350)              5,564            (70,190)            12,112

OTHER  EXPENSES
   Interest and financing costs, net                                367                 879              1,869              2,806
   Realized(2005)/Unrealized loss on foreign
     exchange contract                                                -                 172                 48                267
   Change in fair value of warrants                                   -             (11,892)                 -             18,459
   Merger costs                                                       -                   -                  -                342
                                                         -----------------------------------   -------------------------------------
LOSS BEFORE INCOME TAXES                                        (34,717)             16,405            (72,107)            (9,762)

(Benefit) provision for income taxes                               (471)                176             (1,207)             1,424
                                                         -----------------------------------   -------------------------------------
NET LOSS                                                        (34,246)             16,229            (70,900)           (11,186)
                                                         ===================================   =====================================

Fair value charge for warrants exercised at a discount                -                   -              1,100                  -
Deemed dividend to preferred stockholders                             -                   -                  -                759
Preferred stock dividend                                              -                 453                  -              1,261
Fair value of warrants issued with in connection with
  lock-up agreements                                                  -               2,181                  -              2,182
                                                         -----------------------------------   -------------------------------------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                $   (34,246)        $    13,595        $   (72,000)       $   (15,388)
                                                         ===================================   =====================================

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic                                                       $     (1.54)        $      1.16        $     (3.48)       $     (1.84)
                                                         -----------------------------------   -------------------------------------
Diluted                                                     $     (1.54)        $      0.74        $     (3.48)       $     (1.84)
                                                         -----------------------------------   -------------------------------------
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                                        22,242,118          11,695,832         20,686,863          8,385,657
                                                         ===================================   =====================================
Diluted                                                      22,242,118          18,321,150         20,686,863          8,385,657
                                                         ===================================   =====================================

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